CHICAGO BRIDGE & IRON COMPANY N.V.

                                  Common Shares

                             UNDERWRITING AGREEMENT



     1. Introductory. Praxair, Inc., a Delaware corporation (the "Selling Shareholder"), proposes to sell from time to time common shares, par value NLG
0.01 per share ("Common Shares") of Chicago Bridge & Iron Company N.V., a Netherlands corporation (the "Company") registered under the registration statement referred to in Section 2(a) ("Registered Securities"). Particular offerings of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

     The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

     The Company and the Selling Shareholder hereby agree with each Underwriter as follows:

     2. Representations and Warranties of the Company and the Selling Shareholder. (a) The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

          (i) A registration statement (No. 333- ), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of offering of the Offered Securities, as first


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     filed with the Commission pursuant to and in accordance with Rule 424(b)
     ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (ii) On the effective date of the registration statement relating to the Registered Securities, such registration statement complied in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in
     Section 3, the Registration Statement and the Prospectus will comply in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

          (iii) The Company has been duly incorporated and is validly existing as a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole.

          (iv) Each subsidiary of the Company (collectively, the "Subsidiaries") is listed on Exhibit A hereto, together with its jurisdiction of incorporation and the beneficial ownership interest of the Company therein. Exhibit B hereto sets forth all Subsidiaries of the Company which


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     are, individually or on a consolidated basis, material to the operations of the Company and its Subsidiaries and the conduct of their respective businesses (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Prospectus, the capital stock of each Significant Subsidiary owned by the Company, directly or through Subsidiaries, is owned free and clear of any mortgage, pledge, lien, security interest, restriction upon voting, claim or incumbency of any kind, or, other than as imposed by operation of law, restriction upon transfer (other than agreements previously disclosed to the Representatives providing for rights of first refusal and preemptive rights); and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity) to acquire any such capital stock, any additional capital stock or any other securities of any Significant Subsidiary (other than agreements previously disclosed to the Representatives providing for rights of first refusal and preemptive rights).

          (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and except as described in the Prospectus, the shareholders of the Company have no preemptive rights with respect to the Offered Securities which have not been waived.


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                                      -4-


          (vi) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any third party that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by the Terms Agreement (including the provisions of this Agreement).

          (vii) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and there are no legal or governmental proceedings, statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or required to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (viii) The Offered Securities in the form of Bearer Shares (as defined in the Prospectus) have been approved for listing on the Official Market of the AEX-Effectenbeurs nv (the "Amsterdam Stock Exchange") and the Offered Securities in the form of New York Shares (as defined in the Prospectus) have been approved for listing on the New York Stock Exchange, Inc. (the "NYSE") subject to notice of issuance.

          (ix) No material consent, approval or authorization, and no material order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any governmental or regulatory agency or body or any court is required for the consummation of the transactions to be effected by the Company, the Selling Shareholder and their respective subsidiaries contemplated by the Terms Agreement (including the provisions of this Agreement), except such as have been obtained and made under the Act and such as may be required under state or foreign securities laws in connection with the offer and sale of the Offered Securities.


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                                      -5-


          (x) Except as described in the Prospectus, under current laws and regulations of The Netherlands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars (including, without limitation, payments on any Offered Securities in the form of New York Shares), and all such payments made to holders thereof who are non-residents of The Netherlands will, except as described in the Prospectus, not be subject to income, withholding or other taxes under laws and regulations of The Netherlands and any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in The Netherlands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in The Netherlands or any political subdivision or taxing authority thereof or therein; provided that a reduced rate of withholding tax on dividends, as described in the Prospectus, may only be applied by the Company after the relevant permission to do so has been obtained from the competent taxing authority in accordance with the formalities of the relevant tax treaty and that, absent such permission, a reduction of dividend withholding tax can, if applicable, only be obtained through a refund procedure after a dividend has been paid, in accordance with the formalities as prescribed by the relevant tax treaty.

          (xi) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters and, except as described in the Prospectus, no capital gains, income, withholding or other taxes are payable by a non-Dutch resident Underwriter to The Netherlands or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Offered Securities to or for the accounts of the Underwriters or (B) the sale and delivery outside The Netherlands by the Underwriters of the Offered Securities to the initial purchasers thereof.

          (xii) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) and the offer and sale of the Offered Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic

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                                      -6-


     or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties or operations, or any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or operations of the Company or any Subsidiary is bound or to which any of the properties or operations of the Company or any Subsidiary is subject, or (B) the articles of association or the charter or by-laws of the Company or any Significant Subsidiary, as the case may be, except, in the case of clause (A), for such conflicts, breaches, violations or defaults which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, or a material adverse effect on the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement); and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

          (xiii) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

          (xiv) Except as described in the Prospectus, the Company and its Significant Subsidiaries have good and marketable title to all material real properties and all other material properties and material assets described in the Prospectus as being owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as described in the Prospectus, the Company and its Significant Subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them and neither the Company nor any Significant Subsidiary has been notified of any material claim that has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary under any of such leases.

          (xv) Except as described in the Prospectus, the Company and its Subsidiaries possess adequate certificates, authorizations, licenses or permits issued by appropriate



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                                      -7-


     governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of threatened or actual proceedings (and are not aware of any facts that would reasonably be expected to result in such proceeding) relating to the revocation or modification of any such certificate, authorization, license or permit, except for any such non-possession or proceeding as could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are in compliance with their respective obligations under such certificates, authorizations, licenses or permits and to the Company's knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such certificates, authorizations, licenses or permits or violation of such laws or regulations, except for such non-compliance and events as could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole.

          (xvi) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole.

          (xvii) The Company and its Subsidiaries own or have obtained valid and enforceable licenses for all material trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, copyright registrations, computer software, trade secrets and proprietary or other intellectual property owned, sold or used by or licensed to or by the Company or any of its Subsidiaries or that are necessary for the conduct of their businesses (collectively, the "Intellectual Property"), and the Company and its Subsidiaries are not aware of any claim or challenge by any third party to the rights of the Company or its Subsidiaries with respect to any Intellectual Property or to the validity or scope of the Intellectual Property and neither the Company nor any Subsidiary has any claim against any third party with respect to infringement of any Intellectual Property, which claims or challenges, if adversely determined, could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole.

          (xviii) Except as described in the Prospectus and except as could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole, the properties, assets and operations of each of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to worker health and safety, and to the protection and clean-up of the natural environment and to the protection or preservation of natural resources, including, but not limited to, those relating to the processing, manufacturing, generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"). With respect to such properties, assets and operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries of which the Company is aware that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws in a manner that could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole. Except as described in the Prospectus and except as could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole, (A) to the Company's knowledge, none of the Company or any of its Subsidiaries is the subject of any federal, state, local or foreign investigation pursuant to Environmental Laws, (B) none of the Company or any of its Subsidiaries has received any written notice or claim pursuant to Environmental Laws and (C) there are no pending, or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company, any of its Subsidiaries or its properties, assets or operations, in connection with any such Environmental Laws. The term



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                                      -9-


     "hazardous materials" shall mean those substances that are regulated by or pursuant to any applicable Environmental Laws.

          (xix) Each "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of the Company or any Subsidiary participate or as to which the Company or any Subsidiary has any liability (the "ERISA Plans") is in compliance with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Company nor any Subsidiary has any liability with respect to the ERISA Plans, nor does the Company expect that any such liability will be incurred, that could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole. Except as described in the Prospectus, the value of the aggregate vested and nonvested benefit liabilities under each of the ERISA Plans that is subject to Section 412 of the Code, determined as of the end of such ERISA Plan's most recent ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such ERISA Plan allocable to such benefit liabilities. Neither the Company nor any Subsidiary has any liability, whether or not contingent, with respect to any ERISA Plan that provides post-retirement welfare benefits that could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole. The descriptions of the Company's stock option, incentive compensation and other employee benefits plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus are accurate in all material respects.

          (xx) Except as described in the Prospectus (A) neither the Company nor any of its Significant Subsidiaries is in violation of its articles of association or of its charter or by-laws, as the case may be, (B) neither the Company nor any of its Subsidiaries is in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or any order, decree or judgment of any court or governmental agency or body having jurisdiction



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                                      -10-


     over the Company or any of its Subsidiaries and (C) no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists, or upon consummation of the sale of the Offered Securities will exist, under any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, except, in the case of clauses (B) and (C), for such violations and defaults that could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole.

          (xxi) The Company and its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all material policies of insurance and material performance bonds insuring the Company or any Significant Subsidiary or their businesses, assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiaries are in compliance with such policies and instruments in all material respects; and except as described in the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole, there are no claims by the Company or a Significant Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

          (xxii) Except as described in the Prospectus, there are no pending actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company, any of its Subsidiaries or any of their respective properties, assets or operations that, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole, or could materially and adversely affect the ability of the



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                                      -11-


     Company to perform its obligations under the Terms Agreement (including the provisions of this Agreement); and no such actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated.

          (xxiii) The financial statements, together with the related schedules and notes, included in each Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the pro forma financial information included in the Prospectus has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information, the assumptions used in preparing such pro forma financial information provide a reasonable basis for presenting the effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The other financial and statistical information set forth in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (xxiv) Since the dates as of which information is given in the Registration Statement and the Prospectus, and except as has occurred as contemplated in the Prospectus, (i) the Company and its Subsidiaries, taken as a whole, have not incurred any material liability or obligation (indirect, direct or contingent) or entered into any material and adverse verbal or written agreement or other transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company and its Subsidiaries taken as a whole; (ii) the Company and its Subsidiaries, taken as a whole, have not sustained any material loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (iii) there has been no material increase, except as contemplated by the Prospectus, in the indebtedness of the Company and ex-cept as contemplated by the Prospectus, no change in the capital stock of the Company and except as contemplated by the Prospectus, no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (iv) there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole.

          (xxv) The Company is not and, after giving effect to the offering and sale of the Offered Securities pursuant to the Terms Agreement (including the provisions of this Agreement) will not be, an "investment company" or an entity "controlled" by an "investment company" as defined in the Investment Company Act of 1940.

          (xxvi) The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities and the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the Act or the Rules and Regulations.

          (xxvii) Each of the Company and the Significant Subsidiaries has timely filed (or joined in the filing of) all material federal, state, local and foreign tax reports and returns that it was required to file (or join in the filing of) and such reports and returns are complete and correct in all material respects. All material taxes shown to be due on such reports and returns or otherwise relating to periods ending on or before the Closing Date, owed by the Company or any of its Significant Subsidiaries (whether or not shown on any report or return) or to which the Company or any of the Significant Subsidiaries may be liable under the Treasury regulations section 1.1502-6 (or analogous state or foreign law provisions) on account of having been a member of an "affiliated group" as defined in section 1504 of the Code (or other group filing on a combined basis) at any time on or prior to the Closing Date, if required to have been paid, have been paid, except such tax assessments, if any, as are being contested in good faith and as to which reserves have been provided which the Company reasonably believes are adequate. To the Company's knowledge after due inquiry, the charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments. No tax deficiency has been asserted or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries that could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and the Subsidiaries taken as a whole.

          (xxviii) To the Company's knowledge, the Company is neither a foreign personal holding company ("FPHC") within the meaning of section 552 of the Code nor a passive foreign investment company ("PFIC") within the meaning of section 1296 of the Code, is not, upon consummation of the transactions contemplated hereby, likely to become an FPHC, a PFIC or a controlled foreign corporation ("CFC") (within the meaning of section 957 of the Code), and the Company is not aware of any contemplated action by any shareholder or shareholders of the Company that would be likely to cause the Company to become an FPHC, PFIC or CFC.

          (xxix) Arthur Andersen LLP are independent public accountants with respect to the Company as required by the Act.

          (xxx) The Company has obtained the written agreement of each person who will be, on the Closing Date, a supervisory director and of each officer of the Company (other than Charles D. Bassett) listed on Exhibit C hereto, in form reasonably satisfactory to the Underwriters, that such person will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or request or demand the filing with the Commission of a registration statement under the Act relating to, any additional Common Shares or securities convertible into or exchangeable or exercisable for Common Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of the execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement, other than the exercise of employee stock options outstanding on the date of the Terms Agreement and transactions under the Company's New 401(k) Plan and the Share Purchase Plan (each as defined in the Prospectus).

     (b) The Selling Shareholder, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter with respect to such Terms Agreement that:

          (i) The Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by the Selling Shareholder under the Terms Agreement on such Closing Date and full right, power and authority to enter into the Terms Agreement (including the provisions of this Agreement) and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date thereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date under the Terms Agreement (including the provisions of this Agreement) the Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Shareholder on such Closing Date, assuming each of the Underwriters has purchased the Offered Securities purchased by it in good faith and without notice of any adverse claim.

          (ii) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading. The preceding sentence shall apply solely to statements in or omissions from a Registration Statement or the Prospectus based upon information relating specifically to the Selling Shareholder.

          (iii) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Selling Shareholder and any third party that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by the Terms Agreement (including the provisions of this Agreement).

          (iv) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Selling Shareholder.

          (v) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) by the Selling Shareholder and the offer and sale of the Offered Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Shareholder or any of its properties or operations, or any agreement or instrument to which the Selling Shareholder is bound or to which any of the properties or operations of the Selling Shareholder is subject, or (B) the charter or by-laws of the Selling Shareholder, except, in the case of clause (A), for such conflicts, breaches, violations or defaults which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement); and the Selling Shareholder has full power and authority to sell or cause the sale of the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

          (vi) No material consent, approval or authorization, and no material order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any governmental or regulatory agency or body or any court is required for the performance by the Selling Shareholder of its obligations under the Terms Agreement (including the provisions of this Agreement), except such as have been obtained and made under the Act and such as may be required under state or foreign securities laws in connection with the offer and sale of the Offered Securities.

          (vii) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered

     Securities, and the Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the Act or the Rules and Regulations.

          (viii) There are no pending (or, to the Selling Shareholder's knowledge, threatened or contemplated) actions, suits or proceedings or, to the Selling Shareholder's knowledge, investigations against or affecting the Selling Shareholder or any of its properties, assets or operations that could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under the Terms Agreement (including the provisions of this Agreement).

          (ix) The Selling Shareholder is not a "foreign person" within the meaning of section 1445 of the Code, and Selling Shareholder shall furnish to you on or prior to the Closing Date a certification of the Selling Shareholder's non-foreign status, as set forth in Treasury regulations section 1.1445-2(b).

     3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Selling Shareholder determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the number of shares to be purchased by each Underwriter and the purchase price to be paid by the Underwriters. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Selling Shareholder agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

     The certificates for the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive form, in such denominations and registered in such names as the Lead Underwriter requests.

     4. Certain Agreements of the Company and the Selling Shareholder. (A) The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

          (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Lead Underwriter reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to file a general consent to service of process in any jurisdiction.

          (g) During the period of three years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

          (h) The Company agrees with the Underwriters and the Selling Shareholder that the Company will pay all expenses incident to the performance of the obligations of the Selling Shareholder and the obligations of the Company under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel not to exceed $12,500 in connection with qualification of the Registered Securities for sale under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto for any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary Prospectus, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

          (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional Common Shares or securities convertible into or exchangeable or exercisable for Common Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement, except: (i) grants of employee stock options pursuant to the terms of a plan in effect on the date of the Terms Agreement, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date of the Terms Agreement and (ii) sales pursuant to the New 401(k) Plan and the Share Purchase Plan (each as defined in the Prospectus), in each case pursuant to the terms of such plans in effect on the date of the Terms Agreement.

          (j) As promptly as practicable following the Closing Date, the Company will take all actions reasonably necessary to obtain the relevant permission for a reduced rate of withholding tax on dividends paid on the Securities from the competent taxing authority in accordance with the formalities of the relevant tax treaty.

     (B) The Selling Shareholder agrees with the several Underwriters that:

          (a) The Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the sale of the Offered Securities and on the execution and delivery of the Terms Agreement (including the provisions of this Agreement). All payments to be made by the Selling Shareholder hereunder or thereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. The agreement in this paragraph (a) shall not modify the separate agreement between the Company and the Selling Shareholder in the Registration Rights Agreement (as defined in the Prospectus) between such parties, dated as of January 1, 1997, as amended.

          (b) The Selling Shareholder agrees to deliver to the Lead Underwriter on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (c) The Selling Shareholder agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly or request or demand the filing with the Commission of a registration statement under the

     Act relating to, any additional Common Shares of the Company or securities convertible into or exchangeable or exercisable for any Common Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement, except the sale of Offered Securities to the Underwriters pursuant to the Terms Agreement (including the provisions of this Agreement).

     5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder herein, to the accuracy of the statements of Company and Selling Shareholder officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the Terms Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus, except in all instances for changes, increases or decreases that the Prospectus discloses have occurred or may occur;

               (iii) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, income from operations, income before extraordinary items or net income, except in all instances for changes, increases or decreases that the Prospectus discloses have occurred or may occur;

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus with the results obtained from inquiries, a reading of general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

               (v) (A) they have read the unaudited pro forma income statement and other pro forma financial information included in the Registration Statements (collectively, the "Pro Forma Information");

               (B) they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about (i) the basis for the determination of the pro forma adjustments, and (ii) whether the unaudited pro forma consolidated income statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Act;

               (C) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Information; and

               (D) on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Information does not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such Pro Forma Information.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(A)(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Shareholder or any Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its Subsidiaries which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the Amsterdam Stock Exchange, or any setting of minimum prices for trading on any such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by either U.S. Federal or New York authorities or in Amsterdam declared by the relevant authorities in The Netherlands; or (v) any outbreak or escalation of major hostilities in which the United States or The Netherlands is involved, any declaration of war by Congress or any other substan-tial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, United States counsel for the Company and the Selling Shareholder, to the effect that:

               (i) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

               (ii) The Company is not and, after giving effect to the offering and sale of the Offered Securities will not be an "investment company" or an entity "controlled" by an "investment company" as defined in the Investment Company Act of 1940.

               (iii) To the knowledge of such counsel, no consent, approval or authorization and no order, registration or qualification of, or filing with, any third party (whether acting in an individual fiduciary or other capacity) or any governmental or regulatory agency or body or any court is required to be obtained or made by the Company or the Selling Shareholder for the consummation of the transactions to be effected by the Company or the Selling Shareholder contemplated by the Terms Agreement (including the provisions of this Agreement), except such as have been obtained and made under the Act and such as may be required under state securities laws in connection with the offer and sale of the Offered Securities; and to the knowledge of such counsel, the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) and offer and sale of the Offered Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary of the Company or the Selling Shareholder or any of their properties or operations, or any material agreement or instrument identified to such counsel to which any of them is a party or by which any of them is bound or to which any of their properties is subject, or (B) the charter or by-laws of any Significant Subsidiary or the Selling Shareholder, as the case may be, except in the case of clause
          (A), for such conflicts, breaches, violations or defaults which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, or a material adverse effect on the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement);

               (iv) To the knowledge of such counsel, the Selling Shareholder had valid and unencumbered title to the Offered Securities delivered by such Selling Shareholder on such Closing Date and had full corporate power and authority to sell, assign, transfer and deliver the Offered Securities delivered by the Selling Shareholder on such Closing Date as contemplated by the Terms Agreement (including the provisions of this Agreement); and, assuming each of the Underwriters has purchased the Offered Securities purchased by it in good faith and without notice of any adverse claim, the several Underwriters have acquired valid and unencumbered title to the Offered Securities purchased by them on such Closing Date hereunder;

               (v) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the

          Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

               (vi) The descriptions in the Registration Statement and the Prospectus of statutes, contracts and other documents and, to the knowledge of such counsel, legal and governmental proceedings, are accurate in all material respects and fairly present the information required to be shown with respect to such statutes, proceedings, contracts and other documents;

               (vii) The Terms Agreement (including the provisions of this Agreement) have been duly authorized, executed and delivered by the Company and the Selling Shareholder;

               (viii) The statements made in the Prospectus under "Taxation United States Federal Income Taxes," insofar as they relate to provisions of U.S. federal tax law therein described, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects;

               (ix) Except as described in the Prospectus, to the knowledge of such counsel, the shareholders of the Company have no preemptive rights with respect to the Offered Securities; and

               (x) Such counsel has participated in conferences with officers and other representatives of the Company and representatives of the Selling Shareholder, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent described in (vi) and (viii) above), such counsel shall advise that, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company and representatives of the Selling Shareholder), no facts have come to the attention of such counsel that lead it to believe that such registration statement, at the time it became effective, the Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements and schedules and other financial and statistical data contained in the Registration Statement and the Prospectus).

          In giving such opinions, such counsel may limit its opinion to laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and matters specifically governed thereby and may also rely on the opinion of Robert H. Wolfe, Esq and Loeff Claeys Verbeke referred to herein.

          (e) The Representatives shall have received an opinion, dated such Closing Date, of Robert H. Wolfe, Esq., Corporate Counsel of the Company, to the effect that:

               (i) Each of the Company's Significant Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and each of the Company and its Significant Subsidiaries is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which it owns, leases or operates properties or in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and all of the outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and all such shares shown on Exhibit B hereof are owned by the Company, directly or through Subsidiaries, free and clear of any mortgage, pledge, lien, security interest, restriction upon voting, claim or incumbency of any kind, or, other than as imposed by operation of law, restriction upon transfer (other than agreements previously disclosed to the Representatives providing for rights of first refusal and preemptive rights); and neither the Company nor any Significant Subsidiary has granted rights to or in favor of any third party (whether acting in an individual, fiduciary or other capacity) to acquire any such capital stock, any additional capital stock or any other securities of any Significant Subsidiary (other than agreements previously disclosed to the Representatives providing for rights of first refusal and preemptive rights);

               (ii) To the knowledge of such counsel, no material consent, approval or authorization, and no material order, registration or qualification of, or filing with, any third party (whether acting in an individual fiduciary or other capacity) or any governmental or regulatory agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions to be effected by the Company or its Subsidiaries contemplated by the Terms Agreement (including the provisions of this Agreement), except such as have been obtained and made under the Act and such as may be required under state or foreign securities laws in connection with the offer and sale of the Offered Securities; the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) and the offer and sale of the Offered Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary or the Selling Shareholder is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (B) the charter or by-laws of any Significant Subsidiary, except, in the case of clause (A), for such conflicts, breaches, violations, or defaults which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole, or a material adverse effect on the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement);

               (iii) Except as described in the Prospectus, the Company and its Subsidiaries possess adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of threatened or actual proceedings relating to the revocation or modification of any such certificate, authorization, license or permit, except for any such non-possession or proceeding as could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole. To the knowledge of such counsel, except as described in the Prospectus, the Company and its Subsidiaries are in compliance with their respective obligations under such certificates, authorizations, licenses or permits and, to such counsel's knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such certificates, authorizations, licenses or permits or violation of such laws or regulations, except for such non-compliance and events as could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole;

               (iv) Except as described in the Prospectus, to the knowledge of such counsel, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties, assets or operations that, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, or could materially and adversely affect the ability of the Company to perform its obligations under the Terms Agreement (including the provisions of this Agreement); and, to the knowledge of such counsel, no such actions, suits or proceedings are threatened or contemplated;

               (v) To the knowledge of such counsel, except as described in the Prospectus and except as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, the properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws. To the knowledge of such counsel, except as described in the Prospectus and except as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, (A) none of the Company or any of its Subsidiaries is the subject of any federal, state, local or foreign investigation pursuant to Environmental Laws, and (B) none of the Company or any of its Subsidiaries has received any written notice or claim pursuant to Environmental Laws. For the purpose of this opinion, "Environmental Laws" means all federal, state, local and foreign laws, statutes, codes, ordinances, rules, regulations, directives, permits, licenses, or orders relating to the natural environment, or employee health or safety, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, permit, license or order relating to (1) the release, discharge or emission of any pollutant into the natural environ-ment, (2) damage to any natural resource, (3) the use, handling or disposal of any chemical substance or (4) workplace or worker safety and health, as such requirements are promulgated by the specifically authorized governmental authority responsible for administering such requirements, or imposed by judicial order or fiat.

               (vi) Such counsel does not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described or filed as required; and

               (vii) Such counsel has participated in conferences with officers and other representatives of the Company and representatives of the Selling Shareholder, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent described in (vi) above), such counsel shall advise that, on the basis of the foregoing, no facts have come to the attention of such counsel that lead it to believe that such registration statement, as of the date it became effective, the Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements and schedules and other financial and statistical data contained in the Registration Statement and the Prospectus).

               (viii) In giving such opinions, such counsel may limit its opinion to laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal Laws of the United States of America, and matters specifically governed thereby, except that such counsel shall make such investigations (which may be limited to relying on the statements or certificates of governmental officials or directors or officers of the Company's subsidiaries, or the advice of Arthur Andersen LLP or other recognized accounting firms and their affiliates) in such other jurisdictions in which the Company and the Significant Subsidiaries do business, as is appropriate to render the opinions set forth in clauses (i) and (ii).

          In giving such opinion, such counsel may rely on the opinion of Loeff Claeys Verbeke referred to above.

          (f) The Representatives shall have received an opinion, dated such Closing Date, of Loeff Claeys Verbeke, Netherlands counsel for the Company and the Selling Shareholder, substantially in the form attached hereto as Exhibit D.

          In giving such opinion, such counsel may rely on the opinions of Cahill Gordon & Reindel and Robert H. Wolfe, Esq., referred to above, as to matters of laws other than the laws of The Netherlands.

          (g) The Representatives shall have received from Dewey Ballantine, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Dewey Ballantine may rely as to the incorporation of the Company and all other matters governed by Netherlands law upon the opinion of Loeff Claeys Verbeke, referred to above.

          (h) The Representatives shall have received a certificate, dated the Closing Date, of Gerald M. Glenn and Timothy J. Wiggins, in which they shall state that, to the best of their knowledge after reasonable investigation: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Terms Agreement at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (i) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

          (j) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Selling Shareholder in which such officers shall state that, to the best of their knowledge after reasonable investigation: the representations and warranties of the Selling Shareholder in this Agreement are true and correct; and the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Terms Agreement (including the provisions of this Agreement) at or prior to such Closing Date.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Un-derwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

     6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement; and provided, further, that, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished such quantity of copies thereof to such Underwriter as reasonably requested by or on behalf of such Underwriter.

     (b) The Selling Shareholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement; and provided, further, that the Selling Shareholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information specifically relating to the Selling Shareholder; and provided, further, that, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement, the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished such quantity of copies thereof to such Underwriter as reasonably requested by or on behalf of such Underwriter.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by each of the Company and the Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action or proceeding is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who, if the parties to any such action or proceeding (including impleaded parties) include both the indemnified and the indemnifying parties and representation of both parties by such counsel would be inappropriate due to actual or potential differing interests between them, shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder bear to the total underwriting discounts and commissions re-ceived by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The agreement in this subsection (e) shall not modify the separate agreement between the Selling Shareholder and the Company regarding indemnification and contribution set forth in the Registration Rights Agreement (as defined in the Prospectus) between such parties, dated as of January 1, 1997, as amended. Under no circumstances shall the Selling Shareholder be required to make any contribution pursuant to this subsection (e) in excess of the amount it would be required to contribute pursuant to Section 7(c) of such Registration Rights Agreement as in effect on the date hereof; and the Company shall contribute any such amount that would have been payable by the Selling Shareholder but for the provisions of this sentence.

     (f) The obligations of the Company and the Selling Shareholder under this Section shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer or managing director of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Selling Shareholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Selling Shareholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Selling Shareholder or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder, and their respective officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or the Selling Shareholder, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company, the Selling Shareholder and the Underwriters pursuant to Section 6 shall remain in effect and, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company and the Selling Shareholder in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Chicago Bridge & Iron Company N.V., P.O. Box 74658, 1070 BR Amsterdam, The Netherlands, with a copy to Chicago Bridge & Iron Company, 1501 North Division Street, Plainfield, IL 60544-8929, Attention: General Counsel or, if sent to Praxair, will be mailed, delivered or telegraphed and confirmed to it at Praxair, Inc., 39 Old Ridgebury Road, Danbury, CT 06810-5113, Attention: Vice President and Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company, the Selling Shareholder and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder. 11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

     12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     14. Submission to Jurisdiction. The Company and the Selling Shareholder each hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably appoints Robert H. Wolfe, c/o Chicago Bridge & Iron Company, 1501 North Division Street, Plainfield, IL 60544-8929, as its authorized agent in the United States upon which process may be served in any such suit or proceeding and agrees that service of process upon such agent by registered mail, return receipt requested, and written notice of said service to the Company by the person serving the same to the address provided in Section 9, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding; provided, however, that, if service is effected upon such agent, the Company agrees to waive any defense based upon insufficient or improper service of process, improper venue or forum non conveniens. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of the Terms Agreement.

     15. Foreign Currency Judgments. The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter thereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter thereunder, such Underwriter agrees to pay to the Company an amount equal to the ex-cess of the dollars so purchased over the sum originally due to such Underwriter thereunder.

                                    EXHIBIT C

                       Supervisory Directors and Officers


Jerry H. Ballengee
J. Dennis Bonney
J. Charles Jennett
Vincent L. Kontny
Gary L. Neale
Dr. L. Donald Simpson
Marsha C. Williams
Gerald M. Glenn
Timothy J. Wiggins
Thomas L. Aldinger
Robert H. Wolfe
Thomas F. Basgen
Jimmy N. Brewer
Stephen M. Duffy
George M. Galdo
Jon Hagstrom
Robert A. Long
James R. McKenzie
Charles D. Bassett

                                    EXHIBIT D

                   Form of Loeff Claeys Verbeke Legal Opinion


We have acted as special counsel on matters of Netherlands law to Chicago Bridge & Iron Company N.V. (the "Company") in connection with the offer for sale by Praxair, Inc. (the "Selling Shareholder") of _______ Common Shares (the "Shares") in the capital of the Company, under a Terms Agreement among the Company, the Selling Shareholder and the several Underwriters dated _________, 1997, which Terms Agreement incorporates by reference the provisions of the Underwriting Agreement filed as an exhibit to the Registration Statement (the "Terms Agreement"). This legal opinion is rendered to you pursuant to clause 5(f) of the Underwriting Agreement.

Capitalized terms used but not defined herein are used as defined in the Underwriting Agreement.

In rendering this opinion, we have examined and relied upon the following documents:

1.   A conformed copy of the Terms Agreement;

2. Copies of the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (the "Commission") on ___________1997 and of the amendments thereto filed by the Company with the Commission on _________1997 and ____________ 1997, respectively, relating to the offer of the Shares, and copies of the related Prospectus, both in preliminary and in final form (the "Prospectus", and, when in preliminary form, the "Preliminary Prospectus").

3. An excerpt dated ________1997 of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam;

4. The Articles of Association (statuten) of the Company as in effect on the date hereof, dated _________ 1997 (the "Articles");

5. Copies of resolutions of the Board of Management of the Company adopted on [ ] 1997 authorising, inter alia, the entering into the Underwriting Agreement, the filing of the Registration Statement with the Commission and the listing of the Shares on the Amsterdam and New York Stock Exchanges;

6. A copy of the shareholders register of the Company (the "Company's Shareholders Register";

7. An excerpt dated ________1997 of the registration of Chicago Bridge & Iron Company B.V. ("CBICBV") in the Trade Register of the Chamber of Commerce of Amsterdam;

8. The Articles of Association of CBICBV as in effect on the date hereof, dated [ ] March 1997;

9.   A copy of CBICBV's shareholders register (the "CBICBV Shareholder
     Register");

and such other documents and such other laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

For the purpose of the opinions expressed herein, we have assumed:

(i)  the genuineness of all signatures;

(ii) the conformity to the originals of all documents submitted to us as copies;

(iii)that (a) each party to the Terms Agreement other than the Company has all requisite corporate power to execute and deliver, and to perform its obligations under, the Terms Agreement, that (b) the Terms Agreement has been or will be duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company and that (c) the Terms Agreement is legal, valid and binding under the laws of the State of New York by which it is expressed to be governed and is enforceable in accordance with its terms;

(iv) that the resolutions referred to above under 5. will not be declared null and void by a court (we know of no reason, without having made any investigation, to suppose that such resolutions will be declared null and void); and

(v) that the information contained in the Company's Shareholders Register and the CBICBV Shareholders Register is correct and complete on the date hereof.

Based upon the foregoing and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

A. The Company is a company duly incorporated for an unlimited period of time and validly existing as a legal entity in the form of a public company with limited liability ("naamloze vennootschap"). The Company has the corporate power to conduct its business as described on page __ of the Prospectus under the caption "The Company" (to the extent such description relates to the Company). The Company has the corporate power to enter into the Terms Agreement.

B. CBICBV (i) is a company duly incorporated for an unlimited period of time and validly existing as a legal entity in the form of a close company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid") and (ii) has the corporate power to conduct its business within the limits of the objects clause in its Articles of Association. All of the outstanding shares of CBICBV have been duly authorised, validly issued and fully paid and are non-assessable. According to the CBICBV Shareholders Register, all of CBICBV's issued share capital is owned directly by the company, free from any liens and encumbrances.

C. The Company has taken all requisite corporate action to authorise the execution by the Company of the Terms Agreement and the performance by the Company of its obligations thereunder, to have its common shares listed on the Amsterdam Stock Exchange.

D. The Terms Agreement has been duly executed by the Company and constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms. The Registration Statement has been duly authorised and executed by the Company.

E. The compliance by the Company with all of the provisions of the Terms Agreement and the consummation of the transactions therein contemplated and of the Reorganisation will not result in any violation of the provisions of the Articles, or the provisions of any published law, rule or regulation of general application in the Netherlands, or, to the best of our knowledge and solely on the basis of the documents provided to us by the Company, any mortgage, indenture or other instrument or agreement to which the

     Company is a party and which is material in the context of the offer of the Shares.

F. The issued and outstanding common shares of the Company have been duly authorised, validly issued and fully paid and are non-assessable. According to the Company's Shareholders Register, immediately prior to the delivery of the Shares by the Selling Shareholder in accordance with the provisions of the Terms Agreement, such shares were owned directly by the Selling Shareholder, free from any liens and encumbrances.

G. No approval, authorisation or other action by or filing with any governmental authority is required in connection with the execution by the Company of the Terms Agreement and the performance of its obligations thereunder, except for (i) notice requirements to the Netherlands Central Bank pursuant to the Act on Foreign Financial Relations (Wet Financiele Betrekkingen Buitenland); and (ii) notice requirements to the Securities Board of the Netherlands (Stichting Toezicht Effectenverkeer) pursuant to the Act on Disclosure of Holdings in Listed Companies (Wet melding zeggenschap in ter beurze genoteerde vennootschappen); however, non-observance of these notice requirements does not render the Terms Agreement void, nor does it affect the legality and validity of the Company's common shares or the legality, validity or enforceability of the Terms Agreement or the obligations of the Company thereunder.

H. Under the laws of the Netherlands, the Company would not in the courts of the Netherlands be entitled to invoke immunity from jurisdiction or immunity from execution on the grounds of sovereignty in respect of any action arising out of its obligations under the Terms Agreement.

I. After due inquiry, we do not know of any legal or governmental proceedings pending or threatened to which the Company is a party in the Netherlands.

J. The statements in the Prospectus under the captions "Dividend Policy", "Management", "Description Of Share Capital", "Share Certificates and Transfer" and "Service of Process and Enforcement of Civil Liabilities", insofar as such statements constitute a description or summary of certain provisions of Dutch law or the Company's Articles, fairly summarise the matters referred to therein, and such captions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

K. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Terms Agreement that any document be filed, recorded or enrolled with any government department or other authority in the Netherlands.

L. No stamp duty or similar tax or duty is or will be payable in the Netherlands in connection with the offering of the Shares or in respect of the execution of the Terms Agreement.

M. The statements in the Prospectus under the caption "Taxation - Netherlands Taxes" accurately summarise the provisions of Dutch tax law described therein.

N. Except as described in the Prospectus, under current laws and regulations of the Netherlands and any political subdivision or taxing authority thereof, all dividends and other distributions declared and payable on the Shares (including, without limitation, dividend payments on any Shares in the form of New York Shares) may be paid by the Company to the holder thereof in United States dollars. Except as described in the Prospectus, all such payments made to holders of the Shares who are non-residents of the Netherlands will not be subject to income, withholding or other taxes under laws and regulations of the Netherlands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Netherlands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorisation in the Netherlands or any political subdivision or taxing authority thereof or therein.

O. The choice of the laws of the State of New York as the law governing the Terms Agreement is valid and binding under the laws of the Netherlands, except (i) to the extent that any term of the Terms Agreement, or any provision of New York law applicable to the Terms Agreement is manifestly incompatible with the public policy of the Netherlands, and except (ii) that a Netherlands court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, it and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law; with the express reservation that we are not qualified to assess the exact meaning and consequences of the terms of the Terms Agreement under New York law, none of such terms on its face is manifestly incompatible with the public policy of the Netherlands or should be expected to give rise to situations where mandatory rules of Netherlands law will be applied by a Netherlands court irrespective of the law otherwise applicable thereto.

P. In the absence of an applicable treaty between the United States of America and the Netherlands, a judgment rendered by a New York court will not be enforced by the courts in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands the claim must be relitigated before a competent Netherlands court. Notwithstanding the foregoing, a judgment rendered by a New York court will, under current practice, be recognised by a Netherlands court (i) if that judgment results from proceedings compatible with Netherlands concepts of due process, and (ii) if that judgment does not contravene public policy of the Netherlands. If the judgment is recognized by a Netherlands court, that court will generally grant the same claim without relitigation on the merits.

Q. The submission by the Company to the non-exclusive jurisdiction of the courts in the Borough of Manhattan in the City of New York, with regard to the Terms Agreement is valid and binding upon the Company under the laws of the Netherlands, to the extent applicable, provided, however, that such consent does not preclude that claims for provisional measures be brought before the President of a competent district court in the Netherlands.

R. The Underwriters would be permitted to commence non-concurrent proceedings against the Company in the competent Netherlands courts based upon the Terms Agreement and such competent Netherlands courts would accept Jurisdiction over any such proceedings.

S. By the due execution by the Selling Shareholder and the Underwriters of a Deed of Transfer relating to the Shares sold by such Selling Shareholder to the Underwriters pursuant to the Terms Agreement and the written acknowledgement of such transfer by the Company, title to such shares will under Netherlands law validly have been transferred to the Underwriters, free from, subject to opinion F. above, all liens and encumbrances. To the extent that

     Netherlands law is applicable, title to a Share in bearer form passes upon delivery if the transferor has the authority to transfer title to the Share and if the transfer is made pursuant to a valid agreement. Bearer Shares held through Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF) (such as the Shares sold to the Managers under the Subscription Agreement) are transferred in accordance with the provisions of the wet Giraal Effectenverkeer

This opinion is subject to the following qualifications:

(a) The opinions expressed herein may be affected or limited by: (i) the general defenses available to obligors under Netherlands law in respect of the validity and enforceability of agreements and (ii) the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (actio Pauliana), reorganisation, moratorium (surseance van betaling), and other or similar laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors' rights.

(b) The rights and obligations of the parties to the Terms Agreement are subject to the principle of reasonableness and fairness (redelijkheid en billijkheid), which under Netherlands law, to the extent applicable, governs the relationship between the parties to a contract and which, in certain circumstances, may limit or preclude the reliance on, or enforcement of, contractual terms and provisions.

(c) The enforcement in the Netherlands of the Terms Agreement will be subject to the rules of civil procedure as applied by the Netherlands courts. Specific performance may not always be available under Netherlands law.

(d) We have assumed that the Shares or certificates thereof are produced with a so called "white bar"; however, non-observance of this regulation does not render the Shares void, nor does it affect the legality or validity of the Shares.

(e) Under the laws of the Netherlands each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by the Company in the Terms Agreement will terminate by force of law, and without notice, upon insolvency or bankruptcy of the Company. To the extent that the appointment by the Company of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would apply.

We express no opinion on any law other than the law of the Netherlands (unpublished case law not included) as it currently stands. We express no opinion on any laws of the European Communities (insofar as not implemented in the Netherlands in statutes or other regulations of general application) or on any anti-trust laws.

In this opinion Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concept concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising thereunder will be governed by Netherlands law and be brought before a Netherlands court.

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Terms Agreement, the Preliminary Prospectus or the Prospectus or any other document examined in connection with this opinion except as expressly confirmed herein.

This opinion is addressed to you and may only be relied upon by you and your U.S. counsel, Dewey Ballantine, in connection with the transactions to which the Terms Agreement relate, and may not be relied upon by, or (except as required by applicable law) be transmitted to, or filed with any other person, firm, company, or institution without our prior written consent.

Yours truly,

                       CHICAGO BRIDGE & IRON COMPANY N.V.

                                  Common Stock

                                 TERMS AGREEMENT

                                                                          , 1997



To:      The Representatives of the Underwriters identified herein

Dear Sirs:

     Praxair, Inc., a Delaware corporation, ("Selling Shareholder") agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the registration statement of Chicago Bridge & Iron Company N.V., a Netherlands corporation, ("Company") on Form S-1 (No.333- ) ("Underwriting Agreement"), the following securities of the Company ("Offered Securities") on the following terms:

         Title:  Common Shares, par value NLG 0.01

                  Number of Shares:

                  Purchase Price:  $       per share

                  Closing:         A.M. on          , 1997, at          ,
                  in Federal (same) funds.

                  Blackout:  Until ______ days after the Closing Date.

                  Names and Addresses of Representatives

     The respective numbers of shares of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

     The provisions of the Underwriting Agreement are incorporated herein by reference.

     The Offered Securities will be made available for checking and packaging at the office of Dewey Ballantine, New York, New York at least 24 hours prior to the Closing Date.

     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of [(i)] the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments and stabilizing on the inside front cover page of the prospectus supplement--and--, --the concession and reallowance figures appearing in the paragraph under the caption "Underwriting" in the prospectus supplement [If applicable, insert--; and (ii) the following information in the prospectus supplement furnished on behalf of [insert name of Underwriter]: [insert description of information, such as material relationship disclosure under the caption "Underwriting" in the prospectus supplement].(1)

----------

1 Special care should be taken to ensure that the description of the information, including caption references and any references to particular paragraphs or sentences, matches the final Prospectus.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return an original executed copy to each of the Company and the Selling Shareholder one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Shareholder and the several Underwriters in accordance with its terms.


                                 Very truly yours,

                                 CHICAGO BRIDGE & IRON COMPANY N.V.


                                 By:
                                    ------------------------------------
                                    [Insert title]


                                 PRAXAIR, INC.


                                 By
                                    ------------------------------------
                                    [Insert title]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[If no co-representative, use
first confirmation form.
If co-representative, use second.]

CREDIT SUISSE FIRST BOSTON
  CORPORATION


By:
   ------------------------------------
       [Insert title]


[Acting on behalf of itself and
as the Representative of the
several Underwriters.]

CREDIT SUISSE FIRST BOSTON CORPORATION


---------------------------------------

[Acting on behalf of themselves
and as the Representatives of
the several Underwriters.]

By CREDIT SUISSE FIRST BOSTON CORPORATION


By
   ------------------------------------
       [Insert title]

                                   SCHEDULE A


                                     Number
                                       of
            Underwriter                                Shares








                                               -----------------------

                                     Total
                                               -----------------------